Exhibit 22

                   SUBSIDIARIES OF REGISTRANT

                                           Jurisdiction
Subsidiary                                 of Incorporation
- ------------------------                   ---------------
GENICOM International Holdings              Delaware
Corporation

GENICOM International Sales Corporation     Delaware

Enterprising Service Solutions              Delaware
Corporation

Delmarva Technologies Corporation           Delaware

Rastek Corporation                          Delaware

Rastek Japan Ltd.                             Japan

GENICOM Relay Products Corporation          Delaware

Printer Systems Corporation                 Virginia

Printer Connection, Inc.                    Virginia

Printer Systems International, Inc.         Virginia

Harris Adacom Inc.                           Canada

GENICOM Canada, Inc.                         Canada

GENICOM Foreign Sales Corporation          U.S. Virgin
                                             Islands

GENICOM Euro Holdings B.V.               The Netherlands

Datacom de Mexico, S.A. de C.V.              Mexico

GENICOM International Limited                England

GENICOM (No. 1) Limited                      England

GENICOM Ltd.                                 England

GENICOM S.A.R.L.                             France

GENICOM S.A.                                 France

GENICOM GmbH                                 Germany

GENICOM S.p.A.                                Italy

GENICOM (Australia) PTY LTD.                Australia

GENICOM Pty Limited                         Australia



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